UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

Filed by Registrant ☑ Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Deutsche DWS Investment Trust

Deutsche DWS Municipal Trust

Deutsche DWS Securities Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PO Box 43131

Providence, RI 02940-3131

IMPORTANT NOTICE – PLEASE CALL US TODAY

Dear Shareholder:

We have been trying to contact you about your vote on an important matter that would provide your investment management team more flexibility in managing your Fund’s investment and the potential to enhance the performance of the DWS Funds, and we need your assistance. Please contact us toll-free at 1-866-461-6925 between 10:00 a.m. and 11:00 p.m. Eastern Time, Monday through Friday or Saturday between 12:00 a.m. and 6:00 p.m. Eastern Time. At the time of the call, please provide your reference number listed above.

You WILL NOT be asked for confidential information and your call will be recorded for your protection.

The call will only take a few moments of your time. We deeply appreciate your investment in DWS Funds. Thank you for your time and consideration.

Sincerely,

/s/John Millette

John Millette

Secretary of Funds